Exhibit 99.1
Post Holdings Post Holdings to Explore Strategic Alternatives for Private Brands Businesses; Acquisition of Bob Evans Farms Expected to Close on January 12; Announces New Leadership Appointments

•	Refrigerated retail and foodservice business units to be created upon close of Bob Evans Farms acquisition

•	Jim Dwyer to lead private brands business; Mike Townsley to lead refrigerated retail; Mark Westphal to lead foodservice
St. Louis, Missouri - January 11, 2018 - Post Holdings, Inc. (NYSE:POST), a consumer packaged goods holding company, today announced it plans to explore a range of strategic alternatives for its private brands businesses, which produce nut butter, dried fruit and nut, pasta and granola products for top retailers, distributors and manufacturers.
Post also announced it expects to close the acquisition of Bob Evans Farms, Inc. (“Bob Evans”) on January 12, 2018.
A New Private Brands Business
Post intends to combine its private brands businesses under the leadership of Jim Dwyer, current President and CEO of Post’s Michael Foods Group. Post plans to explore a range of structural alternatives for its private brands businesses, including an initial public offering, a placement of private equity, a sale of the businesses or a strategic combination.
“We believe Jim Dwyer’s leadership will drive value creation in our strategic private brands businesses,” said Rob Vitale, Post’s President and CEO. “We further believe the best structure to support Jim and his team is likely outside of Post’s full ownership and we will aggressively explore creative alternatives involving direct capital and/or strategic partnerships.”
“Private brands will continue to be a strong growth driver across all trade channels and customers,” said Jim Dwyer. “It’s exciting to create a business singularly focused on partnering with customers to profitably grow our respective businesses.”
Post expects to report the private brands businesses (inclusive of Golden Boy, Dakota Growers and Attune Foods) as one segment, beginning in the second quarter of fiscal year 2018. These businesses, for the fiscal year ended September 30, 2017, reported net sales of $791.2 million, net earnings of $43.4 million and Adjusted EBITDA of $106.9 million. This financial information does not include standalone costs and corporate cost allocations, including interest expense allocations. Net earnings, interest expense and income tax expense on a standalone basis may differ materially from this presentation. Adjusted EBITDA is a non-GAAP measure. For additional information regarding non-GAAP measures, see the related explanations presented under “Use of Non-GAAP Measure” and “Explanation and Reconciliation of Non-GAAP Measure” later in this release.
There can be no assurance that Post’s exploration of strategic alternatives will result in any transaction or other action by Post. Post has not set a timetable for its exploration process and Post does not intend to comment on or provide updates regarding these matters unless and until it determines that further disclosure is appropriate or required based on the then-current facts and circumstances. This release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.
Closing of the Acquisition of Bob Evans Farms
At the special meeting of stockholders of Bob Evans, held on January 9, 2018, the stockholders approved the acquisition of Bob Evans by Post, satisfying one of the closing conditions of the transaction. Post anticipates closing the acquisition on January 12, 2018, subject to the satisfaction of remaining limited closing conditions.
Upon close of the acquisition of Bob Evans, Post will form a refrigerated retail business unit and a foodservice business unit. As previously announced, Mike Townsley, current CEO of Bob Evans, will lead the refrigerated retail business, inclusive of Bob Evans retail business and Michael Foods retail egg, potato and cheese business. Mark Westphal, current CFO of Post’s

Michael Foods Group, has been named President of Michael Foods and will lead the foodservice business, inclusive of Michael Foods foodservice egg and potato business and Bob Evans foodservice business.
Use of Non-GAAP Measure
Post uses Adjusted EBITDA, a non-GAAP measure, in this release to supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP). Adjusted EBITDA is not prepared in accordance with U.S. GAAP, as it excludes certain items as listed later in this release, and may not be comparable to similarly-titled measures of other companies.
Post management uses certain non-GAAP measures, including Adjusted EBITDA, as key metrics in the evaluation of underlying Company and segment performance, in making financial, operating and planning decisions, and, in part, in the determination of cash bonuses for its executive officers and employees. Management believes the use of non-GAAP measures, including Adjusted EBITDA, provides increased transparency and assists investors in understanding the underlying operating performance of the Company and its segments and in the analysis of ongoing operating trends.
Forward Looking Statements
Certain matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current expectations and assumptions of Post and are subject to uncertainty and changes in circumstances. These forward-looking statements include, among others, statements regarding the exploration of strategic alternatives for Post’s private brands businesses and the expected timing of the completion of Post’s acquisition of Bob Evans. These forward-looking statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “potential,” “continues,” “plans,” “forecasts,” “estimates,” “projects,” “predicts,” “would,” “intends,” “anticipates,” “expects,” “targets,” “is likely,” “will” or the negative of these terms or similar expressions, and include all statements regarding future performance, earnings projections, events or developments. There is no assurance that any strategic alternatives for Post’s private brands businesses or the acquisition of Bob Evans will be consummated and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include the following:

•	the possibility that Post may not be able to create value in its private brands businesses through strategic alternatives;

•
the possibility that Post may not be able to consummate any proposals for strategic alternatives for its private brands businesses that may result from its exploration due to, among other things, market, regulatory or other factors;

•	the potential for disruption to Post or the private brands businesses resulting from the exploration of strategic alternatives for the private brands businesses;

•	Post’s ability to continue to compete in its product markets and Post’s ability to retain its market position;

•	Post’s ability to anticipate and respond to changes in consumer preferences and trends and introduce new products;

•	Post’s ability to identify, complete and integrate acquisitions and manage its growth;

•	Post’s ability to promptly and effectively integrate the Weetabix business and obtain expected cost savings and synergies of the acquisition within the expected timeframe;

•	significant volatility in the costs of certain raw materials, commodities, packaging or energy used to manufacture Post’s products;

•	Post’s ability to successfully implement business strategies to reduce costs;

•	Post’s ability to comply with increased regulatory scrutiny related to certain of its products and/or international sales;

•	allegations that Post’s products cause injury or illness, product recalls and product liability claims and other litigation;

•	legal and regulatory factors, including advertising and labeling laws, changes in food safety and laws and regulations governing animal feeding and housing operations;

•	the loss or bankruptcy of a significant customer;

•	consolidations in the retail grocery and foodservice industries;

•	the ability and timing to close the proposed acquisition of Bob Evans, including the satisfaction of other closing conditions to the merger agreement;

•
Post’s ability to promptly and effectively integrate the Bob Evans business after the acquisition has closed, including the risk of Post’s or Bob Evans’s respective businesses experiencing disruptions from ongoing business operations which may make it more difficult than expected to maintain relationships with employees, business partners or governmental entities, and Post’s ability to obtain expected cost savings and synergies of the acquisition within the expected timeframe;

•	the ability of Post’s private label products to compete with nationally branded products;

•	disruptions or inefficiencies in supply chain;

•	Post’s reliance on third party manufacturers for certain of its products;

•	the ultimate impact litigation may have on Post;

•	Post’s ability to successfully operate its international operations in compliance with applicable laws and regulations;

•	changes in economic conditions, disruptions in the U.S. and global capital and credit markets, and fluctuations in foreign currency exchange rates;

•	the impact of the United Kingdom’s exit from the European Union (commonly known as “Brexit”) on Post and its operations;

•	impairment in the carrying value of goodwill or other intangibles;

•	changes in estimates in critical accounting judgments and changes to or new laws and regulations affecting Post’s business, including tax reform;

•	changes in weather conditions, natural disasters, disease outbreaks and other events beyond Post’s control;

•	loss of key employees, labor strikes, work stoppages or unionization efforts;

•	losses or increased funding and expenses related to Post’s qualified pension and other post-retirement plans;

•	costs, business disruptions and reputational damage associated with information technology failures and/or information security breaches;

•	Post’s ability to protect its intellectual property and other assets;

•	significant differences in Post’s actual operating results from Post’s guidance regarding its future performance;

•	Post’s ability to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, including with respect to acquired businesses; and

•	other risks and uncertainties described in Post’s filings with the Securities and Exchange Commission.
These forward-looking statements represent Post’s judgment as of the date of this release. Post disclaims, however, any intent or obligation to update these forward-looking statements.
About Post Holdings, Inc.
Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company operating in the center-of-the-store, foodservice, food ingredient, private label, refrigerated and active nutrition food categories. Through its Post Consumer Brands business, Post is a leader in the North American ready-to-eat cereal category and offers a broad portfolio that includes recognized brands such as Honey Bunches of Oats®, Pebbles™, Great Grains® and Malt-O-Meal® bag cereal as well as granola and hot wheat products. Post is also a leader in the United Kingdom ready-to-eat cereal category with Weetabix® and Alpen®. Post’s Michael Foods Group supplies value-added egg products, refrigerated potato products, cheese and other dairy case products and dry pasta products to the foodservice, food ingredient and private label retail channels and markets retail brands including All Whites®, Better’n Eggs®, Simply Potatoes® and Crystal Farms®. Post’s Active Nutrition platform aids consumers in adopting healthier lifestyles through brands such as Premier Protein®, PowerBar® and Dymatize®. Post’s Private Brands Group manufactures private label peanut butter and other nut butters, dried fruits and baking and snacking nuts. For more information, visit www.postholdings.com.

Contact:
Investor Relations
Brad Harper
brad.harper@postholdings.com
(314) 644-7626

EXPLANATION AND RECONCILIATION OF NON-GAAP MEASURE
Post uses Adjusted EBITDA, a non-GAAP measure, in this release to supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP). Adjusted EBITDA is not prepared in accordance with U.S. GAAP, as it excludes certain items as listed below, and may not be comparable to similarly-titled measures of other companies.
Post believes that Adjusted EBITDA is useful to investors in evaluating the private brands business operating performance and liquidity because (i) Post believes it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, (ii) it presents a measure of corporate performance exclusive of capital structure and the method by which the assets were acquired, and (iii) it is a financial indicator of a company’s ability to service its debt. Management uses Adjusted EBITDA to provide forward-looking guidance and uses Adjusted EBITDA to forecast future results.
Adjusted EBITDA for the private brands businesses for the fiscal year ended September 30, 2017 reflects adjustments for income tax expense and depreciation and amortization and adjusts for the following item:

a.
Integration costs: The Company has excluded costs incurred to integrate acquired or to-be-acquired businesses as the Company believes that these exclusions allow for more meaningful evaluation of the private brands businesses’ current operating performance and comparisons of the private brands businesses’ operating performance to other periods. The Company believes such costs are generally not relevant to assessing or estimating the long-term performance of acquired assets as part of the private brands businesses, and are not factored into management’s evaluation of potential acquisitions or its performance after completion of an acquisition. In addition, the frequency and amount of such charges varies significantly based on the size and timing of the acquisitions and the maturity of the businesses being acquired. Also, the size, complexity and/or volume of past acquisitions, which often drive the magnitude of such expenses, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding these expenses, management is better able to evaluate the private brands businesses’ ability to utilize its existing assets and estimate the long-term value that acquired assets will generate for the private brands business. Furthermore, the Company believes that the adjustments of these items more closely correlate with the sustainability of the private brands businesses’ operating performance.

RECONCILIATION OF NET EARNINGS TO ADJUSTED EBITDA (Unaudited)
(in millions)

Year Ended September 30, 2017
Net Earnings	$43.4
Income tax expense (1)	14.7
Depreciation and amortization	48.6
Integration costs	0.2
Adjusted EBITDA	$106.9

(1) Income tax expense is derived from Post’s consolidated fiscal 2017 tax provision, which was calculated on tax laws in effect in fiscal 2017 and does not reflect recently enacted U.S. tax reform. Actual income taxes on a standalone basis for the private brands business may differ materially from this.

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